As filed with the Securities and Exchange Commission on October 30, 1998
                                                    Registration No. 333-23263
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                Post-Effective

                              Amendment No. 1 TO

                                   FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               -----------------

                               KOO KOO ROO, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                            22-3132583
(STATE OR OTHER JURISDICTION                             (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                         11075 Santa Monica Boulevard
                                   Suite 225
                        Los Angeles, California  90025
                                (310) 479-2080
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            Ronald D. Garber, Esq.
                    General Counsel and Corporate Secretary
                               Koo Koo Roo, Inc.
                    11075 Santa Monica Boulevard, Suite 225
                        Los Angeles, California  90025
                                (310) 479-2080
(Name, address, including zip code, telephone number, including area code, of agent for service)

                                 ___________________

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                           Anthony J. Richmond, Esq.
                               Latham & Watkins
                       633 West Fifth Street, Suite 4000
                             Los Angeles, CA 90071
                                (213) 485-1234

                                 ___________________

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

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                               KOO KOO ROO, INC.

                     DEREGISTRATION OF UNSOLD COMMON STOCK


          Koo Koo Roo, Inc., a Delaware corporation, currently has on file with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-23263), declared effective June 17, 1997 (the "Registration Statement"), registering certain shares of its common stock, par value $.01 per share (the "Common Stock"). The Company hereby deregisters the Common Stock unsold under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 30, 1998.

                              KOO KOO ROO, INC.


                              By  /s/ A. William Allen, III
                                  ------------------------------
                                 A. William Allen, III
                                 Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Eeffective Amendment No. 1 to Registration Statement has been signed below by the following persons on the dates and in the capacities indicated.

                Signature                               Title                       Date
                ---------                               -----                       ----
          *                                  Chairman of the Board            October 30, 1998
-------------------------------------
Lee A. Iacocca

/s/ A. William Allen, III                    Chief Executive Officer          October 30, 1998
-------------------------------------        and Director (Principal
 A. William Allen, III                       Executive Officer)


          *                                  Director                         October 30, 1998
-------------------------------------
Mel Harris

          *                                  Director                         October 30, 1998
-------------------------------------
Robert F. Kautz

                                             Director                         October __, 1998
-------------------------------------
 Ann G. Erhinger

/s/ William M. McKay                         Chief Financial Officer          October 30, 1998
-------------------------------------        (Principal Financial
 William M. McKay                            Officer)

/s/ Jeanne Giles                             Controller (Principal            October 30, 1998
-------------------------------------        Accounting Officer)
 Jeanne Giles

*By

/s/ Ronald D. Garber
-------------------------------------
Ronald D. Garber
Attorney-in-Fact

                                      S-1